Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS THIRD QUARTER AND NINE MONTHS 2012 RESULTS

Third Quarter Revenue up 3.6%; Nine Months Revenue up 3.9%

Third Quarter Diluted EPS from Continuing Operations of $0.11 vs. $0.10 a year ago

Nine Months Diluted EPS from Continuing Operations of $0.61 vs. $0.60 in prior year

Cleveland, Ohio (October 25, 2012)—CBIZ, Inc. (NYSE: CBZ) today announced results for the third quarter and nine months ended September 30, 2012.

CBIZ reported revenue of $183.8 million for the third quarter ended September 30, 2012, an increase of 3.6% over the $177.3 million recorded for the third quarter of 2011. Revenue from newly acquired operations contributed $5.1 million to revenue growth in the third quarter compared with the same period a year ago. Same-unit revenue increased by 0.8%, or $1.4 million in the third quarter, compared to the same period a year ago. CBIZ reported income from continuing operations for the quarter of $5.3 million, or $0.11 per diluted share, compared with $4.8 million, or $0.10 per diluted share in the third quarter of 2011.

For the nine-month period ended September 30, 2012, CBIZ reported revenue of $593.2 million, an increase of 3.9% over the $570.9 million recorded for the comparable nine-month period a year ago. Same-unit revenue increased by 0.3%, or $1.6 million for the first nine months of 2012 compared to the same period a year ago. Acquisitions contributed $20.7 million to revenue growth for the first nine months of 2012. Income from continuing operations was $29.9 million for the first nine months of 2012, or $0.61 per diluted share, compared with $29.8 million for the first nine months of 2011, or $0.60 per diluted share.

Cash earnings per share from continuing operations, a non-GAAP measure that includes the impact of major non-cash charges and credits to earnings, was $0.26 per diluted share for the third quarter 2012, compared to $0.24 for the third quarter a year ago, and was $1.05 per diluted share for the first nine months of 2012, compared with $1.02 for the first nine months a year ago. Adjusted EBITDA for the quarter was $17.0 million and for the nine months ended September 30, 2012, adjusted EBITDA was $74.7 million. The calculations for these items are outlined in the schedules attached.

At September 30, 2012, the amount outstanding on the Company’s $275.0 million unsecured credit facility was $146.0 million compared with $145.0 million at December 31, 2011. The Company used $31.7 million

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

of funds for acquisition-related and earn out payments and $5.0 million to repurchase 874 thousand shares of its outstanding stock in the first nine months of 2012.

Steven L. Gerard, CBIZ Chairman and CEO stated, “We are pleased to report 3.9% total revenue growth for the first nine months led by 6.3% revenue growth within our core Financial and Employee Services Groups. Same-unit revenue trends within our core Financial Services and Employee Services groups continue to improve, with combined same-unit revenue up 1.6% for the first nine months of 2012. As expected, our Medical Management Professionals group continues to face challenges with lower reimbursement rates, and revenue within this group has declined this year which is having a negative impact on our total revenue and margins.

“Including the two transactions announced in early October, we have completed seven acquisitions to date this year, and we are pleased with the contribution of these new operations. Our pipeline of acquisition opportunities continues to be strong, and we have the financial flexibility to address these future opportunities. At this point, we continue to expect to achieve our target revenue growth of 3%—4% for the full year of 2012 with 6%—8% growth in diluted earnings per share compared with the $0.58 reported for 2011,” continued Mr. Gerard.

CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-877-889-2795 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-630-343-1248. A replay of the call will be available starting at 1:00 p.m. (ET) October 25, through midnight (ET), October 27, 2012. The dial-in number for the replay is 1-866-873-8511. If you are listening from outside the United States, dial 1-630-343-1245. The access code for the replay is 102512. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting, tax and consulting, internal audit, merger and acquisition advisory, and valuation services. Employee services include employee benefits consulting, property and casualty insurance, retirement plan consulting, payroll, life insurance, HR consulting, and executive recruitment. CBIZ also provides outsourced technology staffing and support services, real estate consulting services, healthcare consulting, and medical practice management. As one of the largest benefits specialists and one of the largest accounting, valuation, and medical practice management companies in the United States, the Company’s services are provided through more than 130 Company offices in 37 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED SEPTEMBER 30,
	2012	%	2011(1)%
Revenue	$183,800	100.0%	$177,349	100.0%

Operating expenses (2)	167,146	90.9%	154,345	87.0%

Gross margin	16,654	9.1%	23,004	13.0%

Corporate general and administrative expenses (3)	7,625	4.2%	8,079	4.6%

Operating income	9,029	4.9%	14,925	8.4%
Other income (expense):
Interest expense	(3,884)	-2.1%	(4,049)	-2.3%
Gain on sale of operations, net	21	0.0%	87	0.0%
Other income (expense), net (4) (5)	2,570	1.4%	(4,510)	-2.5%

Total other expense, net	(1,293)	-0.7%	(8,472)	-4.8%

Income from continuing operations before income tax expense	7,736	4.2%	6,453	3.6%

Income tax expense	2,458		1,614

Income from continuing operations	5,278	2.9%	4,839	2.7%

Loss from operations of discontinued businesses, net of tax	(3)		(46)
Gain (loss) on disposal of discontinued businesses, net of tax	32		(76)

Net income	$5,307	2.9%	$4,717	2.7%

Diluted earnings (loss) per share:
Continuing operations	$0.11		$0.10
Discontinued operations	—		(0.01)

Net income	$0.11		$0.09

Diluted weighted average common shares outstanding	49,109		49,920

Other data from continuing operations:
Adjusted EBIT (6)	$11,599		$10,415
Adjusted EBITDA (6)	$16,975		$15,522

(1)	Certain amounts in the 2011 financial data have been reclassified to conform to the current year presentation.
(2)	Includes an expense of $1,504 and a benefit of $3,904 for the three months ended September 30, 2012 and 2011, respectively, in compensation expense associated with gains and losses from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $165,642 and $158,249, or 90.1% and 89.2% of revenue, for the three months ended September 30, 2012 and 2011, respectively.
(3)	Includes an expense of $206 and a benefit of $456 for the three months ended September 30, 2012 and 2011, respectively, in compensation expense associated with gains and losses from the Company’s deferred compensation plan (see note 4). Excluding this item, “corporate general and administrative expenses” would be $7,419 and $8,535, or 4.0% and 4.8% of revenue, for the three months ended September 30, 2012 and 2011, respectively.
(4)	Includes a net gain of $1,710 and a net loss of $4,360 for the three months ended September 30, 2012 and 2011, respectively, attributable to assets held in the Company’s deferred compensation plan. Excluding this item, “other income (expense), net” would be $860 and $(150), or 0.5% and (0.1)% of revenue, for the three months ended September 30, 2012 and 2011, respectively. These net gains or losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”
(5)	For the three months ended September 30, 2012, amount includes income of $200 related to net decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $5,376 and $5,107 for the three months ended September 30, 2012 and 2011, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(In thousands, except percentages and per share data)

	NINE MONTHS ENDED SEPTEMBER 30,
	2012	%	2011(1)%
Revenue	$593,233	100.0%	$570,882	100.0%

Operating expenses (2)	513,842	86.6%	484,467	84.9%

Gross margin	79,391	13.4%	86,415	15.1%

Corporate general and administrative expenses (3)	25,807	4.4%	24,383	4.2%

Operating income	53,584	9.0%	62,032	10.9%
Other income (expense):
Interest expense	(12,152)	-2.0%	(13,371)	-2.3%
Gain on sale of operations, net	2,660	0.4%	2,832	0.5%
Other income (expense), net (4) (5)	5,168	0.9%	(1,402)	-0.3%

Total other expense, net	(4,324)	-0.7%	(11,941)	-2.1%
Income from continuing operations before income tax expense	49,260	8.3%	50,091	8.8%

Income tax expense	19,386		20,296

Income from continuing operations	29,874	5.0%	29,795	5.2%

Loss from operations of discontinued businesses, net of tax	(6)		(616)
Gain (loss) on disposal of discontinued businesses, net of tax	72		(6)

Net income	$29,940	5.0%	$29,173	5.1%

Diluted earnings (loss) per share:
Continuing operations	$0.61		$0.60
Discontinued operations	—		(0.02)

Net income	$0.61		$0.58

Diluted weighted average common shares outstanding	49,278		49,932

Other data from continuing operations:
Adjusted EBIT (6)	$58,752		$60,630
Adjusted EBITDA (6)	$74,662		$75,732

(1)	Certain amounts in the 2011 financial data have been reclassified to conform to the current year presentation.
(2)	Includes an expense of $3,339 and a benefit of $2,403 for the nine months ended September 30, 2012 and 2011, respectively, in compensation expense associated with gains and losses from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $510,503 and $486,870, or 86.1% and 85.3% of revenue, for the nine months ended September 30, 2012 and 2011, respectively.
(3)	Includes an expense of $484 and a benefit of $272 for the nine months ended September 30, 2012 and 2011, respectively, in compensation expense associated with gains and losses from the Company’s deferred compensation plan (see note 4). Excluding this item, “corporate general and administrative expenses” would be $25,323 and $24,655, or 4.3% and 4.3% of revenue, for the nine months ended September 30, 2012 and 2011, respectively.
(4)	Includes a net gain of $3,823 and a net loss of $2,675 for the nine months ended September 30, 2012 and 2011, respectively, attributable to assets held in the Company’s deferred compensation plan. Excluding this item, “other income (expense), net” would be $1,345 and $1,273, or 0.2% and 0.2% of revenue, for the nine months ended September 30, 2012 and 2011, respectively. These net gains and losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”
(5)	For the nine months ended September 30, 2012 and 2011, amount includes income of $303 and $1,152, respectively, related to net decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $15,910 and $15,102 for the nine months ended September 30, 2012 and 2011, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except per share data)

SELECT SEGMENT DATA

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2012	2011(1)	2012	2011(1)
Revenue
Financial Services	$95,976	$92,823	$329,476	$311,716
Employee Services	45,762	41,859	139,430	129,491
Medical Management Professionals	33,959	35,352	101,630	106,417
National Practices	8,103	7,315	22,697	23,258

Total	$183,800	$177,349	$593,233	$570,882

Gross Margin
Financial Services	$8,716	$9,801	$55,852	$55,703
Employee Services	7,170	6,208	22,870	20,978
Medical Management Professionals	3,944	4,982	10,341	12,514
National Practices	1,259	998	2,472	3,490
Operating expenses—unallocated (2):
Other	(2,931)	(2,889)	(8,805)	(8,673)
Deferred compensation	(1,504)	3,904	(3,339)	2,403

Total	$16,654	$23,004	$79,391	$86,415

(1)	Certain amounts in the 2011 financial data have been reclassified to conform to the current year presentation.
(2)	Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges and certain advertising expenses. “Operating expenses—unallocated” also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income from continuing operations before income tax expense” as they are directly offset by the same adjustment to “other income (expense), net” in the consolidated statements of comprehensive income. Gains recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as additional compensation expense in “operating expenses” and as income in “other income (expense), net.”

CASH EARNINGS AND PER SHARE DATA

Reconciliation of Income from Continuing Operations to Cash Earnings from Continuing Operations (3)

	THREE MONTHS ENDED SEPTEMBER 30,
	2012	Per Share	2011	Per Share
Income from Continuing Operations	$5,278	$0.11	$4,839	$0.10

Selected non-cash items:
Depreciation and amortization	5,376	0.11	5,107	0.10
Non-cash interest on convertible notes	659	0.01	613	0.01
Stock-based compensation	1,508	0.03	1,519	0.03
Adjustment to contingent earnouts	(200)	—	—	—

Non-cash items	7,343	0.15	7,239	0.14

Cash earnings—Continuing Operations	$12,621	$0.26	$12,078	$0.24

	NINE MONTHS ENDED SEPTEMBER 30,
	2012	Per Share	2011	Per Share
Income from Continuing Operations	$29,874	$0.61	$29,795	$0.60

Selected non-cash items:
Depreciation and amortization (4)	15,910	0.32	15,102	0.30
Non-cash interest on convertible notes	1,954	0.04	2,565	0.05
Stock-based compensation	4,377	0.09	4,433	0.09
Adjustment to contingent earnouts	(303)	(0.01)	(1,152)	(0.02)

Non-cash items	21,938	0.44	20,948	0.42

Cash earnings—Continuing Operations	$51,812	$1.05	$50,743	$1.02

(3)	The Company believes cash earnings and cash earnings per diluted share (non-GAAP measures) more clearly illustrate the impact of certain non-cash charges and credits to “income from continuing operations” and are a useful measure for the Company and its analysts. Cash earnings is defined as income from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock-based compensation expense, and adjustments to the fair value of contingent consideration related to prior acquisitions. Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted common shares outstanding for the period indicated. Cash earnings and cash earnings per diluted share should not be regarded as a replacement or alternative to any measurement of performance under generally accepted accounting principles.
(4)	Capital spending was $3.3 million and $3.9 million for the nine months ended September 30, 2012 and 2011, respectively.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except percentages and ratios)

SELECT BALANCE SHEET DATA AND RATIOS

	SEPTEMBER 30, 2012	DECEMBER 31, 2011(1)
Cash and cash equivalents	$454	$1,613
Restricted cash	$20,653	$19,838
Accounts receivable, net	$166,633	$137,073
Current assets before funds held for clients	$207,000	$182,475
Funds held for clients—current and non-current	$86,778	$109,854
Goodwill and other intangible assets, net	$472,345	$458,340

Total assets	$831,480	$812,357

Notes payable—current	$848	$13,986
Current liabilities before client fund obligations	$118,318	$116,382
Client fund obligations	$86,333	$109,800
Convertible notes—non-current	$121,732	$119,778
Bank debt	$146,000	$145,000

Total liabilities	$541,356	$552,199

Treasury stock	$(371,080)	$(365,364)

Total stockholders’ equity	$290,124	$260,158

Debt to equity (2)	92.3%	101.8%
Days sales outstanding (DSO)—continuing operations (3)	84	71

Shares outstanding	49,938	50,036
Basic weighted average common shares outstanding	49,014	49,328
Diluted weighted average common shares outstanding	49,278	49,599

(1)	Certain amounts in the 2011 financial data have been reclassified to conform to the current year presentation.
(2)	Ratio is convertible notes and bank debt divided by total stockholders’ equity.
(3)	DSO is provided for continuing operations and represents accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles. DSO at September 30, 2011 was 80.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007